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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-84187,
333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42772,
333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724,
333-70420, 333-73142, 333-73858, 333-86838, 333-86868 and 333-97539) and in the
Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-30596, 333-38890, 333-42500, 333-48270, 333-61912, 333-67190, 333-88038 and
333-97285) of our report dated October 22, 2002, except for note 16, as to which the date is November 22, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a restatement to report the June 25, 2002 spin-off of the wireless communications business and sale of the Mexicali operations as discontinued operations), appearing in this Annual Report on Form 10-K of Conexant Systems, Inc.

DELOITTE & TOUCHE LLP

Costa Mesa, California
December 12, 2002